UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2015 (December 10, 2015)

Washington Prime Group, L.P.
(Exact name of Registrant as specified in its Charter)

Indiana	333-205859	46-4674640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2015 (the “Effective Date”), Washington Prime Group, L.P. (the “Borrower” or “Registrant”), a majority owned subsidiary of WP Glimcher Inc. (the “Company” or "WPG"), executed a Term Loan Agreement, dated as of the Effective Date (the “Agreement”), for an unsecured term loan of Three Hundred Forty Million Dollars ($340,000,000) (the “Loan”) with a syndicate of financial insitutions as lenders. The initial signatories and parties to the Agreement along with Borrower are PNC Bank, National Association, as administrative agent; PNC Capital Markets LLC, U.S. Bank National Association (“U.S. Bank”), Capital One, National Association (“Capital”), KeyBanc Capital Markets Inc., and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners; U.S. Bank, Capital, and KeyBank National Association, as co-syndication agents; SunTrust Bank as documetation agent; The Huntington National Bank, TD Bank, and Regions Bank (all, collectively, the “Lenders”). The initial separate commitments for the Loan provided by the various Lenders under the Agreement range from $20 million to $50 million. Proceeds from the Loan were used to pay down outstanding amounts on the Borrower’s revolving credit facility as well as for general corporate purposes.

The terms of the Agreement provided for a variable interest rate, but the Borrower executed interest rate protection agreements or swap agreements after the Effective Date that effectively fixed the interest rate for the Loan during its term at 3.51% per annum. The Loan has a maturity date of January 10, 2023 (the “Maturity Date”). The Borrower shall make monthly interest-only payments until the Maturity Date at which time the entire outstanding principal balance of the Loan shall be due. The Borrower has the right, at its option and from time to time, to prepay the Loan entirely or partially, subject to: (i) customary costs, if any, of breaking LIBOR or other fixed interest rate tranches and (ii) payment of a prepayment penalty equal to 2.0% of the principal balance being repaid during the first twelve months of the Loan’s term and 1.0% of the principal balance during the second year of the Loan’s term.

The Agreement has customary affirmative and negative covenants, including, among others, reporting obligations and limitations on the Company or the Borrower's ability, as applicable, to enter into transactions relating to mergers or consolidations, sales of assets, certain distributions and investments, and incurrence of certain indebtedness and liens. In addition, the Borrower is required to comply with various financial maintenance covenants, including maximum total leverage ratio, maximum unsecured leverage ratio, maximum secured leverage ratio, minimum combined equity value, minimum combined debt service coverage ratio and minimum unsecured interest expense ratio, each as set forth in the Agreement. The Agreement also contains standard provisions concerning Loan default and remedies for default that are customary and typical for commercial loan facilities of this nature, including, without limitation, payment defaults, covenant defaults, bankruptcy defaults, judgment defaults, defaults under certain other indebtedness, changes in control, the failure of the Company to remain a publicly listed company and to maintain its status as a real estate investment trust (“REIT”) for federal income tax purposes and the failure of the Borrower, or its subsidiaries or affiliates, or Simon Property Group, L.P., or its subsidiaries or affiliates, to provide, collectively, property management and leasing services for at least 33% of the total number of shopping centers in which the Borrower will have an ownership interest, and Lender’s remedy to accelerate repayment of all outstanding amounts owed by the Borrower under the Loan in the event a default remains uncured. The obligations under the Agreement will be unsecured obligations of the Borrower and will not be guaranteed by the Company or any other entity. In connection with executing the Agreement, Registrant paid approximately Three Million Five Hundred Thousand ($3,500,000) in closing, arrangement, and advisor fees.

Certain of the lenders and their respective agents or affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Borrower and its affiliates, for which they received or will receive customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

        99.1      Press Release, dated December 14, 2015.

Forward Looking Statements

This communication, including the press release attached hereto as Exhibit 99.1, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which represent the current expectations and beliefs of management of the Company and Registrant concerning the transaction described herein and other future events and their potential effects on WPG and Registrant, including, but not limited to, statements relating to anticipated financial and operating results, the Company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions.  Such statements are based upon the current beliefs and expectations of WPG and Registrant’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG or Registrant to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, without limitation:  the ability to satisfy the conditions to the transactions on the proposed terms and timeframe; the possibility that the transactions do not close when expected or at all; the ability to finance the transactions; the effect of the announcement of the transactions on the WPG’s and Registrant’s relationships with certain of its tenants, lenders or other business parties or on their operating results and businesses generally; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or other joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s and Registrant’s tax positions; failure to qualify as a REIT; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future transactions, including any future acquisitions or divestitures; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s and Registrant’s statements and periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this communication are qualified by the risk factors provided in the aforementioned reports and statements.  Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and WPG and Registrant undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.  Actual results may differ materially from current projections, expectations and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Prime Group, L.P.
(Registrant)

by: WP Glimcher Inc., its sole general partner

/s/ Gregory A. Gorospe
Date: December 14, 2015	Gregory A. Gorospe
Executive Vice President, General Counsel & Secretary